EXHIBIT 99.1

Nanophase Reports Fourth Quarter and Full-Year 2011 Financial Results; Revenues Grow for Second Consecutive Year

The Company's Financial Conference Call is Scheduled for March 8, 2012 at 11:00 a.m. EST

ROMEOVILLE, Ill., March 7, 2012 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (Nasdaq:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the fourth quarter and full-year periods ended December 31, 2011. The Company also announced its intention to begin the trading of its common stock on the OTCQB marketplace as of market open on March 20, 2012.

"We had an excellent year," said Nanophase CEO and President Jess Jankowski. "Our business strategy is working and the new applications are building our revenue base while we continue to service our existing customers. Last year was not an easy one – broad financial risks and concerns remain high and, as we have discussed throughout the year, one of our raw materials experienced severe supply and cost pressure. We also experienced tightly contained inventories and significantly reduced product development within our customer base. Despite these challenges, we are pleased to report increased revenue and an improved bottom line for the year.

Fourth Quarter 2011

  Revenue for the quarter was $1.7 million, compared to $2.0 million in the fourth quarter of 2010.

  The net loss for the quarter was $1.3 million, or a loss of $0.06 per share, compared to a net loss of $1.2 million, or $0.06 per share, for the comparable 2010 quarter.

  The Company reported approximately $2.7 million in cash and cash equivalents on its balance sheet; the Company has no debt.

Twelve months ended December 31, 2011

  Revenue for the year was $9.7 million, a 2% increase over the comparable 2010 revenue total of $9.5 million.

  Gross margin for the year was $2.3 million, or 24 percent of revenue, compared to $2.5 million, or 27 percent for 2010.

  The net loss for the year was $3.4 million, or a loss of $0.16 per share, a 16 percent improvement compared to the net loss of $4.1 million, or $0.19 per share, for 2010.

Mr. Jankowski continued,"I am pleased with our direction and activities. We are adding products and adjusting our marketing strategy at a rate I haven't seen before. We experienced considerably less seasonality in 2011 than in prior years, and we are focused on new product areas that provide large potential upside, shorter testing cycles and are largely non-seasonal. The process of moving from exclusive relationships with certain customers to non-exclusive relationships with those same customers was highly successful – we have maintained sales volume and added new revenue streams. This was at the core of the strategy we initiated three years ago. We have also enjoyed two consecutive years of increased revenue."

There has been recent improvement in the supply constriction which caused a cost explosion for rare earth materials, a classification that includes the cerium oxide used in the Company's polishing applications. A portion of the 2011 increase has tapered off as new sources are beginning to come on line. While the market for the Company's polishing product is currently affected by the cost and availability of raw materials, it should be noted that this is only one component of Nanophase's business and it remains a profitable one.

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company's current and long-term prospects.

Fourth Quarter and Fiscal Year 2011 Conference Call

Nanophase has scheduled its quarterly conference call for March 8, 2012, at 10:00 a.m. CST (11:00 a.m. EST). The call will be hosted by Jess Jankowski, president and CEO. To participate in the conference call, dial 877-312-8776 (for international callers dial 408-774-4007). The conference ID is 52545727. A webcast of the call may be accessed at the company's website, at www.nanophase.com, by clicking on the link under News Center and Calendar of Events.

New Stock Venue – same symbol ("NANX")

The Company also announced that its common stock is expected to begin trading on the OTCQB marketplace, operated by OTC Markets Group, as of the market open on March 20, 2012. The Company's common stock has been trading on the NASDAQ Capital Market. On September 16, 2011, the Company received a notice of noncompliance with Rule 5550(a)(2) requiring a $1 minimum bid price. The Company has not regained compliance, and it has determined that it is in the best interest of its shareholders to voluntarily delist from the NASDAQ Capital Market and begin trading on the OTCQB marketplace, which is an electronic market for over 3,000 securities that are registered and reporting with the SEC. The Company intends to file a Form 25 with the SEC on March 20, 2012, related to this change. This will have no impact on the Company's shares themselves, and its symbol "NANX" will remain unchanged. The transition to the OTCQB marketplace does not change the Company's obligations to file periodic and other reports with the Securities and Exchange Commission under applicable federal securities laws. Investors may view Level II Real Time stock quotes for Nanophase at www.otcmarkets.com.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company's Form 10-K filed March 22, 2011. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	December 31, 2011	December 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$ 2,693,623	$ 5,744,322
Investments	30,000	30,000
Trade accounts receivable, less allowance for doubtful accounts of $6,000 and $3,000 on December 31, 2011 and December 31, 2010, respectively	878,600	765,250
Other receivable	13,712	14,260
Inventories, net	1,338,210	1,825,882
Prepaid expenses and other current assets	391,466	346,926
Total current assets	5,345,611	8,726,640

Equipment and leasehold improvements, net	3,713,082	4,721,672
Other assets, net	32,318	34,799
	$ 9,091,011	$ 13,483,111

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 319,706	$ 918,527
Accrued expenses	383,425	1,048,257
Accrued discount liabilities	116,103	296,235
Total current liabilities	819,234	2,263,019

Long-term deferred rent	647,404	635,523
Asset retirement obligation	148,515	141,407
	795,919	776,930

Contingent liabilities:	--	--

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	--	--
Common stock, $.01 par value, 35,000,000 shares authorized; 21,208,162 and 21,204,162 shares issued and outstanding on December 31, 2011 and December 31, 2010, respectively	212,082	212,042
Additional paid-in capital	93,070,979	92,674,786
Accumulated deficit	(85,807,203)	(82,443,666)
Total stockholders' equity	7,475,858	10,443,162
	$ 9,091,011	$ 13,483,111

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

	Years ended December 31,
	2011	2010
Revenue:
Product revenue, net	$ 9,321,042	$ 9,061,931
Other revenue	329,745	399,253
Total revenue	9,650,787	9,461,184

Operating expense:
Cost of revenue	7,322,247	6,935,287
Gross profit	2,328,540	2,525,897

Research and development expense	1,737,201	1,614,923
Selling, general and administrative expense	3,954,750	4,311,562
Agreement termination charges	--	700,000
Loss from operations	(3,363,411)	(4,100,588)
Interest income	3,928	22,581
Interest expense	(4,012)	(2,326)
Other, net	(42)	2,479
Loss before provision for income taxes	(3,363,537)	(4,077,854)
Provision for income taxes	--	--
Net loss	$ (3,363,537)	$ (4,077,854)

Net loss per share- basic and diluted	$ (0.16)	$ (0.19)

Weighted average number of common shares outstanding	21,206,036	21,204,162

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

	Years ended December 31,
	2011	2010
Revenue:
Product revenue, net	$ 9,321,042	$ 9,061,931
Other revenue	329,745	399,253
Total revenue	9,650,787	9,461,184

Operating expense:
Cost of revenue detail:
Depreciation	885,512	889,399
Non-Cash equity compensation	40,498	54,595
Other costs of revenue	6,396,237	5,991,293
Cost of revenue	7,322,247	6,935,287
Gross profit	2,328,540	2,525,897

Research and development expense detail:
Depreciation	143,904	161,784
Non-Cash equity compensation	92,391	101,531
Other research and development expense	1,500,906	1,351,608
Research and development expense	1,737,201	1,614,923

Selling, general and administrative expense detail:
Depreciation and amortization	89,692	98,979
Non-Cash equity compensation	188,980	338,490
Other selling, general and administrative expense	3,676,078	3,874,093
Selling, general and administrative expense	3,954,750	4,311,562
Agreement termination charges	--	700,000
Loss from operations	(3,363,411)	(4,100,588)
Interest income	3,928	22,581
Interest expense	(4,012)	(2,326)
Other, net	(42)	2,479
Loss before provision for income taxes	(3,363,537)	(4,077,854)
Provision for income taxes	--	--
Net loss	$ (3,363,537)	$ (4,077,854)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	84	(20,255)
Addback Depreciation/Amortization	1,119,108	1,150,162
Addback Non-Cash Equity Compensation	321,869	494,616

Adjusted EBITDA	$ (1,922,476)	$ (2,453,331)
CONTACT: Nancy Baldwin
         Investor Relations
         630-771-6708